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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Etablissements Delhaize Freres et Cie "Le Lion" S.A. ("Delhaize Group") of our report dated February 6, 2001, relating to the consolidated financial statements of Delhaize America, Inc., which appears in the Delhaize America, Inc. Annual Report on Form 10-K for the year ended December 30, 2000 and which is incorporated by reference into the Delhaize Group Registration Statement on Form F-4 (File No. 333-13302).

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Charlotte, North Carolina
April  26, 2001